                        DELAWARE GROUP PREMIUM FUND, INC.


                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION


         Delaware Group Premium Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation, at a meeting held on April 17, 1997, adopted resolutions in accordance with section 2-105(c) of the Maryland General Corporation Law increasing the total number of shares of capital stock that the Corporation has authority to issue from five hundred million (500,000,000) to one billion (1,000,000,000).

         SECOND: Immediately prior to the increase:

                  (i) The Corporation had authority to issue a total number of five hundred million (500,000,000) shares of stock of all classes, with a par value of One Cent ($.01) per share and an aggregate par value of all the shares of all the classes of Five Million Dollars ($5,000,000).

                  (ii) Each Class had the following number of shares of stock and par value:

CLASS                                                              NO. OF SHARES           PAR VALUE
-----                                                              -------------           ---------
High Yield Series                                                   50,000,000           $.01 per share
Equity/Income Series                                                50,000,000           $.01 per share
Capital Reserve Series                                              50,000,000           $.01 per share
Multiple Strategy Series                                            50,000,000           $.01 per share
Money Market Series                                                 50,000,000           $.01 per share
Growth Series                                                       50,000,000           $.01 per share
International Equity Series                                         50,000,000           $.01 per share
Value Series                                                        50,000,000           $.01 per share
Emerging Growth Series                                              50,000,000           $.01 per share
Global Bond Series                                                  50,000,000           $.01 per share

         THIRD: As increased:

                  (i) The Corporation has authority to issue a total number of one billion (1,000,000,000) shares of stock of all classes, with a par value of One Cent ($.01) per share and an aggregate par value of all the shares of all the classes of Ten Million Dollars ($10,000,000).

                  (ii) Each Class has the following number of shares of stock and par value:

CLASS                                                              NO. OF SHARES           PAR VALUE
-----                                                              -------------           ---------
High Yield Series                                                   50,000,000           $.01 per share
Equity/Income Series                                                50,000,000           $.01 per share
Capital Reserve Series                                              50,000,000           $.01 per share
Multiple Strategy Series                                            50,000,000           $.01 per share
Money Market Series                                                 50,000,000           $.01 per share
Growth Series                                                       50,000,000           $.01 per share
International Equity Series                                         50,000,000           $.01 per share
Value Series                                                        50,000,000           $.01 per share
Emerging Growth Series                                              50,000,000           $.01 per share
Global Bond Series                                                  50,000,000           $.01 per share


                  (iii) The Corporation has five hundred million (500,000,000) shares unallocated.

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.


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                  IN WITNESS WHEREOF, Delaware Group Premium Fund, Inc. has
caused these Articles Supplementary to be signed in its name and on its behalf this day of April, 1997.


                                        DELAWARE GROUP PREMIUM FUND, INC.



                                        By:_____________________________________
                                             George M. Chamberlain, Jr.
                                             Senior Vice President and
                                             Secretary

Attest:



___________________________________
Michael D. Mabry
Vice President and
Assistant Secretary


                  THE UNDERSIGNED, Senior Vice President and Secretary of DELAWARE GROUP PREMIUM FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                        ________________________________________
                                        George M. Chamberlain, Jr.


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